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                                                                   Exhibit 10.19

                        SPLIT DOLLAR INSURANCE AGREEMENT

      THIS AGREEMENT made as of the 1st day of January, 1993, by and between WILLIAM S. JACOBS (the "Owner") and ELECTROMAGNETIC SCIENCES, INC. (the "Corporation"), a Georgia corporation.

      WHEREAS, the Corporation recognizes the unique and essential services of the Owner as an employee of the Corporation and his contributions to the Corporation; and

      WHEREAS, the Corporation has determined that its best interests would be served by entering into a split dollar life insurance arrangement with the Owner whereby the Corporation will assist the Owner in maintaining certain life insurance by contributing from time to time toward the payment of premiums due on the policy on the Owner's life; and

      WHEREAS, the Corporation enters into the following Agreement subject to the condition that such policy be assigned to the Corporation as security for repayment of any amounts which the Corporation may contribute toward the payment of any premiums due on such policy.

      Now, therefore, for and in consideration of the mutual and reciprocal covenants hereinafter captained and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, it is hereby agreed between the parties as follows:

                                    ARTICLE I

                            APPLICATION FOR INSURANCE

      1.1 Owner has applied to The Northwestern Mutual Life Insurance Company (the "Insurer") for an insurance policy (the "Policy") on the life of the Owner, which Policy has been issued to and is owned by the Owner. The Policy number is 12379824 and the Policy is subject to the terms of this Agreement. The term "Policy" includes any supplemental contracts of insurance issued by the Insurer in conjunction with the Policy.

                                   ARTICLE II

                               OWNERSHIP OF POLICY

      2.1 The Owner shall retain and may exercise all rights and privileges of ownership with respect to the Policy, except as otherwise hereinafter provided and as provided in the Collateral Assignment (as hereinafter defined) of the Policy by the Owner. The Owner's rights shall include all the rights of the "Owner"

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under the terms of the Policy, including, but not limited to, the right to designate beneficiaries, select settlement options, borrow on the security of the Policy and to surrender the Policy.

      2.2 Other than as set forth herein and in the Collateral Assignment, the Corporation shall have no rights of ownership with respect to the Policy. In exchange for the Corporation's promise to pay the insurance premium on the Policy as provided in Article IV of this Agreement, the Owner hereby assigns to the Corporation the following limited ownership rights in the Policy:

            (a) The right to obtain one or more loans or advances on the Policy to the extent of the Net Amount (as hereinafter defined) which has been contributed by the Corporation toward the payment of the premiums due on the Policy under paragraph 4.1 of Article IV of this Agreement, and to pledge or assign the Policy for such loans or advances. If such loans are for the purpose of paying premiums or otherwise to purchase or carry the Policy, the Corporation agrees to adhere to the requirements of Section 264 of the Internal Revenue Code of 1986, as amended, so that interest on such loans remains deductible for federal income tax purposes.

            (b) The right to realize against the cash value of the Policy to the extent of the Net Amount in the event of the termination of this Agreement or the death of the Owner as provided in Articles VIII, IX, and X of this Agreement.

      2.3 It is agreed by the parties hereto that the benefits to be paid under the Policy may be paid by the Insurer, either by separate checks to the parties entitled thereto or by a joint check. In the latter instance, the Owner and the Corporation agree that the benefits paid under the Policy shall be divided as provided herein.

      2.4 The Owner shall have the right to assign any part or all of the Owner's interest in the Policy and this Agreement to any person, entity, or trust by execution of a written assignment delivered to the Corporation and the Insurer.

                                   ARTICLE III

                           ELECTION OF DIVIDEND OPTION

      3.1 All dividends declared by the Insurer on the Policy shall be applied to purchase additional paid up insurance on the life of the Owner.

      3.2 The Owner has elected the dividend option described in the foregoing paragraph 3.1 of this ARTICLE III and agrees to give the Corporation sixty (60) days advance written notice prior to any change or termination of the dividend option an selected by the Owner hereunder. In the event the Corporation determines that such change or termination of the dividend option adversely

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affects the security interest of the Corporation hereunder or under the
Collateral Assignment, this Agreement may be terminated by the Corporation upon thirty (30) days advance written notice to the Owner, in which event the provisions of ARTICLE IX and ARTICLE X hereinafter set forth shall become effective and operative. In the event the Corporation determines that such change or termination does not affect its security interest hereunder or under the Collateral Assignment, a conforming amendment shall be made to this Agreement to reflect such change or termination.

                                   ARTICLE IV

                          PAYMENT OF PREMIUMS ON POLICY

      4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to the Insurer the entire premium on the Policy and will so advise the Owner. Within a reasonable period of time thereafter, the Owner will pay to the Corporation an amount (the "P.S. 58 Cost") equal to that portion of such annual premium which equals the cost (calculated by application of the lower of the Internal Revenue Service Table P.S. 58 rates or the insurer's annual term insurance rates) of the portion of the insurance which the beneficiary or beneficiaries named by the Owner would be entitled to receive if the Owner died during the policy year for which the annual premium is paid.

                                    ARTICLE V

                        OWNER'S OBLIGATION TO CORPORATION

      5.1 The Owner shall be obligated and hereby agrees to repay to the Corporation the net amount (the "Net Amount") which the Corporation has paid pursuant to paragraph 4.1 of ARTICLE IV of this Agreement; for purposes of this Agreement, the "Net Amount" shall equal the amount of the premiums paid by the Corporation reduced by the P.S. 58 Cost paid to the Corporation by the Owner as provided under paragraph 4.1. This obligation of the Owner to the Corporation shall be payable as provided in ARTICLE VIII and ARTICLE X of this Agreement.

                                   ARTICLE VI

                       ASSIGNMENT OR TERMINATION OF POLICY

      6.1 The Owner will collaterally assign the Policy to the corporation as security for the repayment of the Net Amount. The collateral assignment will be in the form attached as Schedule "A" the "Collateral Assignment") and will not be altered or changed without the consent of the Corporation.

      6.2 While this Agreement is in force and effect, the Owner

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will neither sell, surrender nor otherwise terminate the Policy without first giving sixty (60) days advance written notice to the Corporation. In the event the Corporation determines that such sale, surrender or termination of the Policy adversely affects the security interest of the Corporation hereunder or under the Collateral Assignment, this Agreement may be terminated by the Corporation upon thirty (30) days advance written notice to the Owner, in which event the provisions of ARTICLE IX and ARTICLE X hereinafter set forth shall become effective and operative. In the event the Corporation determines that such sale, surrender or termination does not affect its security interest hereunder or under the Collateral Assignment, a conforming amendment shall be made to this Agreement to reflect such sale, surrender or termination.

                                   ARTICLE VII

                      ADDITIONAL POLICY BENEFITS AND RIDERS

      7.1 The Owner may apply for and secure such additions and riders to the Policy as are provided by the Insurer for the benefit of the Owner.

      7.2 Upon written request by the Corporation, the owner will apply for and secure such additions and riders to the Policy as are provided by the Insurer for the benefit of the Corporation.

      7.3 The cost or additional premium attributable to any such addition or rider shall be paid by the party which will benefit from or be entitled to receive the proceeds of such addition or rider.

                                  ARTICLE VIII

                                  DEATH CLAIMS

      8.1 When the Owner dies, the Corporation shall be entitled to receive a portion of the death benefits payable under the Policy. The amount which the Corporation will be entitled to receive shall equal the Net Amount. The receipt of the Net Amount by the Corporation shall constitute satisfaction of the owner's obligation under ARTICLE V of this Agreement.

      8.2 When the Owner dies, the beneficiary or beneficiaries named by the Owner and designated in the Policy shall be entitled to receive the amount of the death benefits provided under the Policy in excess of the Net Amount. The Net Amount shall be paid under the settlement option in the Policy elected by the Owner.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

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      9.1 This Agreement shall terminate on the occurrence of any of the following events:

            (a) Cessation of the Corporation's business.

            (b) Thirty (30) days after written notice is given by either party to the other.

            (c) Termination of employment of the Owner with the Corporation for any reason other than death.

            (d) Bankruptcy, receivership or dissolution of the Corporation.

            (e) Upon the election of the aggrieved party if either the Corporation fails to pay the premium or if the Owner fails to pay the P.S. 58 Cost to the Corporation as required by ARTICLE IV of this Agreement, provided that any election to terminate this Agreement under this clause must be made within so days after the failure to make such payment occurs.

            (f) Repayment to the Corporation in full by the Owner of the Net Amount. The Corporation agrees that, upon receipt of the Net Amount, the Corporation will release the Collateral Assignment of the Policy made by the Owner pursuant to ARTICLE VI of this Agreement.

            (g) Upon the surrender of the Policy by the Owner.

            (h) The fifteenth (15th) anniversary of this Agreement.

                                    ARTICLE X

                DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT

      10.1 In the event this Agreement is terminated pursuant to paragraph 9.1 of ARTICLE IX of this Agreement, the Owner shall have 90 days in which to repay to the Corporation the Net Amount. upon receipt of the Net Amount, the Corporation shall release the Collateral Assignment. In the event the Owner does not repay the Net Amount within this 90-day period, the Corporation may enforce any rights which it has under the Collateral Assignment and may take whatever other action it deems appropriate, at law or in equity, to collect, or to cause the Owner to repay to the Corporation, the Net Amount. The Owner agrees, promptly upon any such termination, to surrender the Policy to the Insurer for cancellation and to direct the Insurer to apply the proceeds of such cancellation to the repayment of the Net Amount.

                                   ARTICLE XI

                               INSURER NOT A PARTY

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      11.1 The Insurer (a) shall not be deemed to be a party to this Agreement for any purpose nor in any way responsible to the parties to this Agreement for any purpose nor in any way responsible for its validity; (b) shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the Policy pursuant to the terms of this Agreement; and (c) shall be fully discharged from any and all liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms of such policy. The Insurer shall be bound only by the provisions of and endorsements on the Policy, and the Insurer shall in no way be bound by or be deemed to have notice of 'he provisions of this Agreement.

                                   ARTICLE XII

                             AMENDMENT OF AGREEMENT

      12.1 This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Owner. This Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives, successors and assigns of each party to this Agreement.

                                  ARTICLE XIII

                        AGREEMENT OF FURTHER PERFORMANCE

      13.1 Each of the parties, for itself and its heirs, personal representatives, successors and assigns, agrees to take such further action, do such other things, and execute such other writings as shall be necessary and proper to carry out the terms and provisions of this Agreement.

                                   ARTICLE XIV

                                    STATE LAW

      14.1 This Agreement shall be subject to and shall be construed under the laws of the State of Georgia.

                                   ARTICLE XV

                                    NO WAIVER

      15.1 No waiver of a breach or any provision of this Agreement shall be construed to be a waiver of any breach of any other provisions of this Agreement or of any succeeding breach of the same provision. No delay in acting with regard to any breach of any provision of this Agreement shall be construed to be a waiver of such breach.

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                                   ARTICLE XVI

                                  COUNTERPARTS

      16.1 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same agreement.

                                  ARTICLE XVII

                               SPECIAL PROVISIONS

      17.1 The parties to this Agreement acknowledge that this Agreement is an individually negotiated arrangement with a highly compensated management employee. For purposes of any provision of the Employee Retirement Income Security Act of 1974, as amended, that may be applicable, the following provisions apply:

            (a) The Corporation is the named fiduciary:

            (b) The funding policy of this Agreement is that the Corporation will, as provided in this Agreement, remit all premiums on the Policy when due.

            (c) A claim shall be deemed filed when a written request is presented by the Owner or his beneficiary to the Claims Manager designated by the Corporation;

            (d) If a claim is wholly or partially denied, the Claims Manager shall furnish the owner or his beneficiary with written notice of the denial within ninety (90) days of the date that the original claim was filed. This notice of denial shall provide: (1) the reason is) for denial: (2) specific reference to pertinent provisions of this Agreement on which the denial is based: (3) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary; and (4) an explanation of the applicable claims review procedure;

            (e) The Owner or his beneficiary shall have sixty (60) days from receipt of the denial notice in which to make written application for review by the Claims Manager. With respect to such review, the owner or his beneficiary may review pertinent documents and submit written issues and comments; and

            (f) Within sixty (60) days of the Claims Manager's receipt of a written application for review, together with any related written comments, the Claims Manager shall issue a written decision on such review, a copy of which shall be furnished to the owner or his beneficiary. Such decision on review shall include specific reasons for the decision and specific references to the pertinent provisions of this Agreement on which the decision is based. If a copy of the decision on

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review is not furnished to the Owner or his beneficiary within sixty (60) days, the claim shall be deemed denied on review.

      IN TESTIMONY WHEREOF, the Corporation, pursuant to the proper corporate authority, has caused this Agreement to be signed on its behalf and its seal to be affixed and attested by its proper officers and the Owner has hereunto subscribed his name and seal, all as of the day and year first above set forth.

                                       OWNER

                                       /s/ William S. Jacobs

                                       ELECTROMAGNETIC SCIENCES, INC.

                                       By: /s/ Don T. Scartz
                                           Duly Authorized Officer